r77d.txt


PIMCO ETF Trust

Supplement dated August 16, 2011 to the
Statement of Additional Information,
dated October 29, 2010, as supplemented
and revised from time to time

Disclosure Related to the PIMCO 0-5 Year High Yield
Corporate Bond Index Fund and PIMCO High
Yield Corporate Bond Index Fund

Effective immediately, the last paragraph of the "Investment Objectives and Policies - High Yield Securities ("Junk Bonds") and Securities of Distressed Companies" section on page 14 of the Statement of Additional Information is deleted in its entirety and replaced with the following:

Each of the PIMCO 0-5 Year High Yield Corporate Bond Index Fund and PIMCO High Yield Corporate Bond Index Fund may invest, without limitation, in securities rated Caa or below by Moody's, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality.

Investors Should Retain This Supplement For Future Reference

ETF_SUPP_081611

PIMCO ETF Trust

Supplement Dated December 13, 2011 to the
Actively-Managed Exchange-Traded Funds Prospectus
(dated October 31, 2011) (the "Prospectus"), as supplemented from time to time

Disclosure Related to the Duration of the Funds

Effective immediately, the third sentence of the second paragraph of the "Principal Investment Strategies" section of the PIMCO Build America Bond Strategy Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

The average portfolio duration of the Fund normally varies within two years (plus or minus) of the portfolio duration of the securities comprising the Barclays Capital Build
America Bond Index, as calculated by PIMCO, which as of October 31, 2011, was 11.81 years.

In addition, effective immediately, the following sentence is added after the last sentence of the "Characteristics and Risks of Securities and Investment Techniques - Duration" section in the Prospectus:

PIMCO uses an internal model for calculating duration, which may result in a different value for the duration of an index compared to the duration calculated by the index provider or another third party.

Investors Should Retain This Supplement For Future Reference

ETF_SUPP1_121311

PIMCO ETF Trust

Supplement Dated December 13, 2011 to the
Index Exchange-Traded Funds Prospectus
(dated October 31, 2011) (the "Prospectus" ), as supplemented from time to time

Disclosure Related to the Duration of the Funds

Effective immediately, the fourth sentence of the first paragraph of the "Principal Investment Strategies" section of the PIMCO 1-3 Year U.S. Treasury Index Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

The average portfolio duration of this Fund will closely correspond to the portfolio duration of the securities comprising its Underlying Index, as calculated by PIMCO, which as of October 31, 2011 was
1.88 years.

In addition, effective immediately, the fourth sentence of the first paragraph of the "Principal Investment Strategies" section of the PIMCO 3-7 Year U.S. Treasury Index Fund's Fund Summary in the
Prospectus is deleted in its entirety and replaced with the following:

The average portfolio duration of this Fund will closely correspond to the portfolio duration of the securities comprising its Underlying Index, as calculated by PIMCO, which as of October 31, 2011 was 4.58 years.

Additionally, effective immediately, the fourth sentence of the first paragraph of the "Principal Investment Strategies" section of the PIMCO 7-15 Year U.S. Treasury Index Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:


The average portfolio duration of this Fund will closely correspond to the portfolio duration of the securities comprising its Underlying Index, as calculated by PIMCO, which as of October 31, 2011 was
7.80 years.

Additionally, effective immediately, the fourth sentence of the first paragraph of the "Principal Investment Strategies" section of the PIMCO 25+ Year Zero Coupon U.S. Treasury Index Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

The average portfolio duration of this Fund will closely correspond to the portfolio duration of the securities comprising its Underlying Index, as calculated by PIMCO, which as of October 31, 2011 was
29.73 years.

Additionally, effective immediately, the last three sentences of the first paragraph of the "Principal Investment Strategies" section of the PIMCO 1-5 Year U.S. TIPS Index Fund's Fund Summary in the
Prospectus are deleted in their entirety and replaced with the following:

The dollar-weighted average portfolio maturity of this Fund will closely correspond to the average maturity of its Underlying Index, which as of September 30, 2011 was 3.26 years.

Additionally, effective immediately, the last three sentences of the first paragraph of the "Principal Investment Strategies" section of the PIMCO 15+ Year U.S. TIPS Index Fund's Fund Summary in the
Prospectus are deleted in their entirety and replaced with the following:

The dollar-weighted average portfolio maturity of this Fund will closely correspond to the average maturity of its Underlying Index, which as of September 30, 2011 was 19.62 years.

Additionally, effective immediately, the last three sentences of the first paragraph of the "Principal Investment Strategies" section of the PIMCO Broad U.S. TIPS Index Fund's Fund Summary in the Prospectus are deleted in their entirety and replaced with the following:

The dollar-weighted average portfolio maturity of this Fund will closely correspond to the average maturity of its Underlying Index, which as of September 30, 2011 was 9.77 years.

Additionally, effective immediately, the fourth sentence of the first paragraph of the "Principal Investment Strategies" section of the PIMCO Broad U.S. Treasury Index Fund's Fund Summary in the
Prospectus is deleted in its entirety and replaced with the following:

The average portfolio duration of this Fund will closely correspond to the portfolio duration of the securities comprising its Underlying Index, as calculated by PIMCO, which as of October 31, 2011 was 7.66 years.

Additionally, effective immediately, the fourth sentence of the first paragraph of the "Principal Investment Strategies" section of the PIMCO 0-5 Year High Yield Corporate Bond Index Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

The average portfolio duration of this Fund will closely correspond to the portfolio duration of the securities comprising its Underlying Index, as calculated by PIMCO, which as of October 31, 2011 was 1.98 years.

Additionally, effective immediately, the fifth sentence of the first paragraph of the "Principal Investment Strategies" section of the PIMCO Investment Grade Corporate Bond Index Fund's Fund Summary in the
Prospectus is deleted in its entirety and replaced with the following:

The average portfolio duration of this Fund will closely correspond to the portfolio duration of the securities comprising its Underlying Index, as calculated by PIMCO, which as of October 31, 2011 was 6.23 years.

Additionally, effective immediately, the following sentence is added after the last sentence of the "Characteristics and Risks of Securities and Investment Techniques - Duration" section in the Prospectus:

PIMCO uses an internal model for calculating duration, which may result in a different value for the duration of an index compared to the duration calculated by the index provider or another third party.

Investors Should Retain This Supplement For Future Reference

ETF_SUPP2_121311

PIMCO ETF Trust

Supplement Dated December 13, 2011 to the
PIMCO Australia Bond Index Fund, PIMCO Canada Bond Index Fund and PIMCO Germany Bond Index Fund Prospectus (dated October 27, 2011) (the "Prospectus" ), as supplemented from time to time

Disclosure Related to the Duration of the Funds

Effective immediately, the fourth sentence of the first paragraph of the "Principal Investment Strategies" section of the PIMCO Australia Bond Index Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

The average portfolio duration of this Fund will closely correspond to the portfolio duration of the securities comprising its Underlying Index, as calculated by PIMCO, which as of October 31, 2011 was 4.21 years.

In addition, effective immediately, the fourth sentence of the first paragraph of the "Principal Investment Strategies" section of the PIMCO Canada Bond Index Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

The average portfolio duration of this Fund will closely correspond to the portfolio duration of the securities comprising its Underlying Index, as calculated by PIMCO, which as of November 30, 2011 was 8.73 years.

Additionally, effective immediately, the fourth sentence of the first paragraph of the "Principal Investment Strategies" section of the PIMCO Germany Bond Index Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

The average portfolio duration of this Fund will closely correspond to the portfolio duration of the securities comprising its Underlying Index, as calculated by PIMCO, which as of November 30, 2011 was 4.06 years.

Additionally, effective immediately, the following sentence is added after the last sentence of the "Characteristics and Risks of Securities and Investment Techniques - Duration" section in the Prospectus:

PIMCO uses an internal model for calculating duration, which may result in a different value for the duration of an index compared to the duration calculated by the index provider or another third party.

Investors Should Retain This Supplement For Future Reference


ETF_SUPP3_121311

PIMCO ETF Trust

Supplement Dated January 17, 2012 to the Index
Exchange-Traded Funds Prospectus(dated October 31, 2011)
(the "Prospectus"),as supplemented from time to time

Disclosure Related to Emerging Market Securities

Effective immediately, the first paragraph of the "Characteristics and Risks of Securities and Investment
Techniques - Foreign (Non-U.S.) Securities - Emerging Market
Securities" section of the Prospectus is deleted in its entirety and replaced with the following:

The PIMCO 0-5 Year High Yield Corporate Bond Index, PIMCO High Yield Corporate Bond Index and PIMCO Investment Grade Corporate Bond Index Funds may invest in securities and instruments that are economically tied to emerging market countries. The Funds are subject to the limitation on investment in emerging market securities and instruments noted in the Fund Summaries. PIMCO generally considers an instrument to be economically tied to an emerging market country if the security's "country of exposure" is an emerging market country, as determined by the criteria set forth below. Alternatively, such as when a "country of exposure" is not available or when PIMCO believes the following tests more accurately reflect which country the security is economically tied to, PIMCO may consider an instrument to be economically tied to an emerging market country if the issuer or guarantor is a government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government), if the issuer or guarantor is organized under the laws of an emerging market country, or if the currency of settlement of the security is a currency of an emerging market country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries. A security's "country of exposure" is determined by PIMCO using certain factors provided by a third-party analytical service provider.
The factors are applied in order such that the first factor to result in the assignment of a country determines the "country of exposure." The factors, listed in the order in which they are applied, are:
(i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located, (ii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee, (iii) the "country of risk" of the issuer, (iv) the "country of risk" of the issuer's ultimate parent, or (v) the country where the issuer is organized or incorporated under the laws thereof. "Country of risk" is a separate four-part test determined by the following factors, listed in order of importance: (i) management location, (ii) country of primary listing, (iii) sales or revenue attributable to the country, and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, a Fund emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, legal and political developments and any other specific factors it believes to be relevant.

Investors Should Retain This Supplement For Future Reference

ETF_SUPP1_011712

PIMCO ETF Trust

Supplement Dated January 17, 2012 to the
Statement of Additional Information dated
October 31, 2011, as supplemented from time to time (the "SAI")

Disclosure Related to Emerging Market Securities

Effective immediately, the fourth paragraph in the "Investment Objectives and Policies - Foreign Securities" section of the SAI is hereby deleted and replaced with the following:

PIMCO generally considers an instrument to be economically tied to an emerging market country if the security's "country of exposure "is an emerging market country, as determined by the criteria set forth below. Alternatively, such as when a "country of exposure" is not available or when PIMCO believes the following tests more accurately reflect which country the security is economically tied to, PIMCO may consider an instrument to be economically tied to an emerging market country if the issuer or guarantor is a government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government), if the issuer or guarantor is organized under the laws of an emerging market country, or if the currency of settlement of the security is a currency of an emerging market country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries. A security's "country of exposure" is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the "country of exposure." The factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located, (ii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee,
(iii) the "country of risk" of the issuer, (iv) the "country of risk" of the issuer's ultimate parent, or (v) the country where the issuer is organized or incorporated under the laws thereof. "Country of risk" is a separate four-part test determined by the following factors, listed in order of importance:
(i) management location, (ii) country of primary listing,
(iii) sales or revenue attributable to the country, and
(iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the particular Fund. For example, a Fund may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank or the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging markets indices.

Investors Should Retain This Supplement For Future Reference

ETF_SUPP2_011712